UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
Of the Securities Exchange Act of 1934
(Amendment No. __)

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_] Definitive Proxy Statement

[X] Definitive Additional Material

[_] Soliciting Material Pursuant to Sec. 240.14a-12

Ivy Funds
Voyageur Mutual Funds III
Delaware Group Equity Funds IV
Voyageur Intermediate Tax Free Funds

(Name of Registrant as Specified In Its Charter)

_______________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

________________________________________________________________________

2)           Aggregate number of securities to which transaction applies:

            _______________________________________________________________________

3)          Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
________________________________________________________________________

4) Proposed maximum aggregate value of transaction:

________________________________________________________________________

5) Total fee paid:

________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identifying the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

________________________________________________________________________

2) Form, Schedule or Registration Statement No.:

________________________________________________________________________

3) Filing Party:

________________________________________________________________________

4) Date Filed:

________________________________________________________________________

We want to make you aware of more mailings being sent out to your clients. There will be an Adjournment letter and an Endeavor letter to be sent out [     ]. I’ve outlined the details around these letters below for your reference.

Adjournment Letter:
WHAT:  An Adjournment proxy package including ballot, reply envelope & adjournment letter, is being sent notifying shareholders of the below funds of adjournment of the special shareholder meeting until [date]. A link to the adjournment letter: - SEC Link to Adjournment letter
•        Impacted Funds: [       ]
WHO:    All fund shareholders, who have not already voted as of [date], will receive either hardcopy mail or email depending on their preference.
WHEN: Emails are scheduled to commence on [date] and hardcopies scheduled to commence on [date].

Endeavor Letter:
WHAT: A hard copy one page letter marked Urgent in red at the top. This letter encourages shareholders to call regarding their investment.  A link to the Endeavour letter:  SEC Link to Endeavour Letter
WHO:    Shareholders who have not already voted as of [date] and own [   ] shares, will receive the letter.
•        Impacted Funds: [      ]
WHEN: Mailing will commence [date] via first class mail. No emails are being sent.